UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2018

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue

Greensboro, North Carolina 27410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)On October 31, 2018, Unifi, Inc. (the “Company”) held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders approved the Unifi, Inc. Amended and Restated 2013 Incentive Compensation Plan (the “Amended 2013 Plan”).  The Amended 2013 Plan was adopted by the Company’s Board of Directors (the “Board”) in September 2018, subject to shareholder approval.  Upon shareholder approval at the Annual Meeting, the Amended 2013 Plan became effective as of October 24, 2018 (the “Effective Date”).

The Company previously maintained the Unifi, Inc. 2013 Incentive Compensation Plan (the “2013 Plan”), which terminated in accordance with its terms at the close of business on October 24, 2018.  No additional awards will be granted under the 2013 Plan, although outstanding awards previously made under the 2013 Plan will continue to be governed by the terms of the 2013 Plan and the agreements pursuant to which the awards were made.

The Company has reserved for issuance under the Amended 2013 Plan an aggregate of 1,250,000 shares of the Company’s common stock, $0.10 par value per share (“Common Stock”), that may be granted in connection with awards under the Amended 2013 Plan.  Any shares of Common Stock covered by an award that are not delivered to a participant or beneficiary because the award is forfeited or cancelled, or the shares are not delivered because the award is settled in cash, will not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Amended 2013 Plan.

The Amended 2013 Plan authorizes a variety of types of equity-based awards.  Employees of the Company, including the Company’s principal executive officer, principal financial officer and other named executive officers may receive the following types of incentive awards under the Amended 2013 Plan: performance shares, shares of restricted stock, restricted stock units, performance share units, incentive stock options, nonstatutory stock options and stock appreciation rights.  Independent directors may receive the following types of incentive awards under the Amended 2013 Plan: shares of restricted stock, restricted stock units, performance share units, vested shares, vested share units, nonstatutory stock options and stock appreciation rights.

Unless sooner terminated by the Board, the Amended 2013 Plan will terminate on the 10th anniversary of the Effective Date.  No awards may be made under the Amended 2013 Plan after its termination.

The foregoing description of the Amended 2013 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended 2013 Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.  For a more complete description of the Amended 2013 Plan, please refer to the discussion under “Proposal 3” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on September 13, 2018.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting was held on October 31, 2018.

(b) At the Annual Meeting, the Company’s shareholders (i) elected all 11 of the Company’s nominees for director to serve for a term of one year or until their successors are duly elected and qualified; (ii) approved, on an advisory basis, the Company’s named executive officer compensation in fiscal 2018; (iii) approved the Amended 2013 Plan; and (iv) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2019. The proposals are further described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on September 13, 2018.

Final voting results on each proposal submitted to the Company’s shareholders at the Annual Meeting are as follows:

1.Election of directors:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert J. Bishop	15,365,533	90,449	26,782	2,177,931
Albert P. Carey	15,385,507	70,475	26,782	2,177,931
Thomas H. Caudle, Jr.	15,185,360	270,623	26,781	2,177,931
Paul R. Charron	15,218,800	237,182	26,782	2,177,931
Archibald Cox, Jr.	15,226,503	229,230	27,031	2,177,931
Kevin D. Hall	15,347,064	108,883	26,817	2,177,931
James M. Kilts	15,294,926	161,056	26,782	2,177,931
Kenneth G. Langone	15,241,799	213,934	27,031	2,177,931
James D. Mead	15,249,367	206,101	27,296	2,177,931
Suzanne M. Present	15,372,076	84,106	26,582	2,177,931
Eva T. Zlotnicka	15,385,279	70,903	26,582	2,177,931

2.Advisory vote to approve the Company’s named executive officer compensation in fiscal 2018:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,219,646	258,464	4,654	2,177,931

3.Approval of the Amended 2013 Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,076,035	401,341	5,388	2,177,931

4.Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2019:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,546,597	112,312	1,786	0

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1*	Unifi, Inc. Amended and Restated 2013 Incentive Compensation Plan.

*	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

Date: November 1, 2018	By:	/s/ Jeffrey C. Ackerman
Jeffrey C. Ackerman
Executive Vice President & Chief Financial Officer